Exhibit 99.1

Station Casinos Announces Fourth Quarter Results

LAS VEGAS--(BUSINESS WIRE)--March 31, 2009--Station Casinos, Inc. ("Station" or the "Company") today announced the results of its operations for the fourth quarter ended December 31, 2008.

Results of Operations

The Company's net revenues for the fourth quarter ending December 31, 2008, were approximately $289.8 million, a decrease of 19% compared to the prior year's fourth quarter. The Company reported Adjusted EBITDA for the quarter of $97.6 million, a decrease of 26% compared to the prior year's fourth quarter. For the fourth quarter, the Company reported a net loss of $3.19 billion as compared to a net loss of $437.4 million in the prior year’s fourth quarter.

During the fourth quarter, the Company incurred $3.39 billion in write-downs and other charges, of which $3.34 billion related to non-cash impairment charges to write down certain portions of our goodwill, intangible assets, investments in joint ventures and land held for development to their fair value, $44.6 million related to the write-off of certain development project costs, $3.3 million related to loss on asset disposals and $3.7 million for cancelled debt offering fees. The $3.34 billion non-cash impairment charge is the result of lower valuation of assets due to decreases in projected cash flows, decreased valuation multiples for gaming assets due to the current market conditions and higher discount rates resulting from turmoil in the credit markets. In addition, the Company incurred $1.3 million in costs to develop new gaming opportunities, $3.5 million of expense related to equity-based awards, $6.4 million of preopening expenses, $3.1 million in lease termination costs and $2.0 million in severance expense and other non-recurring costs.

The Company’s fourth quarter earnings from its Green Valley Ranch joint venture were $5.8 million, which represents a combination of the Company's management fee plus 50% of Green Valley Ranch’s operating income. For the fourth quarter, Green Valley Ranch generated Adjusted EBITDA before management fees of $15.8 million, a decrease of 45% compared to the same period in the prior year. Green Valley Ranch reported a net loss of $23.2 million for the fourth quarter as compared to net income of $7.0 million in the same period in the prior year.

Las Vegas Market Results

For the fourth quarter, net revenues from the Major Las Vegas Operations, excluding Green Valley Ranch, were $262.3 million, a 20% decrease compared to the prior year’s fourth quarter, while Adjusted EBITDA from those operations decreased 8% to $81.8 million from $89.3 million in the same period in the prior year. The Major Las Vegas Operations reported a net loss of $1.22 billion for the fourth quarter as compared to a net loss of $1.2 million in the same period in the prior year.

Adjusted EBITDA is not a generally accepted accounting principle (“GAAP”) measurement and is presented solely as a supplemental disclosure because the Company believes that it is a widely used measure of operating performance in the gaming industry and is a principal basis for the valuation of gaming companies. EBITDA and Adjusted EBITDA are further defined in footnote 1.

Balance Sheet and Capital Expenditures

Long-term debt was $5.78 billion as of December 31, 2008. Total capital expenditures were $40.0 million for the fourth quarter which consisted primarily of maintenance capital purchases, other projects and land. Equity contributions to joint ventures during the fourth quarter were $0.7 million.

Restructuring Plan

As described more fully in our Annual Report on Form 10-K for the year ended December 31, 2008, we are in discussions regarding a restructuring with the lenders under our credit facility, CMBS facility and land loan and the holders of our senior and senior subordinated notes and are soliciting ballots in favor of a plan or reorganization.

Aliante Station

On November 11, 2008, we opened Aliante Station Casino + Hotel, a hotel and casino located in the Aliante master-planned community in North Las Vegas, Nevada. The Company developed Aliante Station on a 40-acre site on the northeast corner of Interstate 215 and Aliante Parkway, which was contributed by an affiliate of the Greenspun Corporation for a 50% ownership in the joint venture. Station is the managing partner of Aliante Station and will receive a management fee for its services of 2% of the property’s revenues and approximately 5% of EBITDA.

Company Information and Forward Looking Statements

Station Casinos, Inc. is the leading provider of gaming and entertainment to the residents of Las Vegas, Nevada. Station's properties are regional entertainment destinations and include various amenities, including numerous restaurants, entertainment venues, movie theaters, bowling and convention/banquet space, as well as traditional casino gaming offerings such as video poker, slot machines, table games, bingo and race and sports wagering. Station owns and operates Red Rock Casino Resort Spa, Palace Station Hotel & Casino, Boulder Station Hotel & Casino, Santa Fe Station Hotel & Casino, Wildfire Rancho and Wild Wild West Gambling Hall & Hotel in Las Vegas, Nevada, Texas Station Gambling Hall & Hotel and Fiesta Rancho Casino Hotel in North Las Vegas, Nevada, and Sunset Station Hotel & Casino, Fiesta Henderson Casino Hotel, Wildfire Boulder, Gold Rush Casino and Lake Mead Casino in Henderson, Nevada. Station also owns a 50% interest in Green Valley Ranch Station Casino, Barley's Casino & Brewing Company, The Greens and Wildfire Lanes in Henderson, Nevada, a 50% interest in Aliante Station Casino + Hotel in North Las Vegas, Nevada and a 6.7% interest in the joint venture that owns the Palms Casino Resort in Las Vegas, Nevada. In addition, Station manages Thunder Valley Casino near Sacramento, California on behalf of the United Auburn Indian Community.

This press release contains certain forward-looking statements with respect to the Company and its subsidiaries which involve risks and uncertainties that cannot be predicted or quantified, and consequently, actual results may differ materially from those expressed or implied herein. Such risks and uncertainties include, but are not limited to, the ability to effect a successful restructuring, the ability to recognize the benefits of the Company’s merger (the “Merger”) with FCP Acquisition Sub, a Nevada corporation (“Merger Sub”), pursuant to which Merger Sub merged with and into the Company with the Company continuing as the surviving corporation, which was completed on November 7, 2007, pursuant to the Agreement and Plan of Merger dated as of February 23, 2007 and amended as of May 4, 2007, among the Company, Fertitta Colony Partners LLC, a Nevada limited liability company, and Merger Sub; the impact of the substantial indebtedness incurred to finance the consummation of the Merger; the effects of local and national economic, credit and capital market conditions on the economy in general, and on the gaming and hotel industries in particular; changes in laws, including increased tax rates, regulations or accounting standards, third-party relations and approvals, and decisions of courts, regulators and governmental bodies; litigation outcomes and judicial actions, including gaming legislative action, referenda and taxation; acts of war or terrorist incidents or natural disasters; the effects of competition, including locations of competitors and operating and market competition; and other risks described in the filings of the Company with the Securities and Exchange Commission, including, but not limited to, the Company's Annual Report on Form 10-K for the year ended December 31, 2008, and its Registration Statement on Form S-3ASR File No. 333-134936. All forward-looking statements are based on the Company’s current expectations and projections about future events. All forward-looking statements speak only as of the date hereof and the Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Development of the proposed gaming and entertainment projects with the Gun Lake Tribe, the Federated Indians of Graton Rancheria, the Mechoopda Indian Tribe of Chico Rancheria and the North Fork Rancheria of Mono Indians and the operation of Class III gaming at each of the projects is subject to certain governmental and regulatory approvals, including, but not limited to, approval of state gaming compacts with the State of Michigan or the State of California, the Department of the Interior completing the process of taking land into trust for the benefit of the tribes and approval of the management agreements by the National Indian Gaming Commission. No assurances can be given as to when, or if, these governmental and regulatory approvals will be received.

(1) EBITDA, earnings before interest, taxes, depreciation and amortization, is a widely used measure of operating performance in the gaming industry and is a principal basis for the valuation of gaming companies. The Company has traditionally adjusted EBITDA when evaluating its own operating performance because it believes that the inclusion or exclusion of certain non-cash recurring and non-recurring items is necessary to present the most accurate measure of its principal operating results and as a means to assess results period over period. The Company refers to the financial measure that adjusts for these items as Adjusted EBITDA. The Company believes, when considered with measures calculated in accordance with United States Generally Accepted Accounting Principles (“GAAP”), Adjusted EBITDA is a useful financial performance measurement for assessing the operating performance of the Company and is used by management in making financial and operational decisions. In this regard, Adjusted EBITDA is a key metric used by the Company in its individual property budgeting process, when calculating returns on investment on existing and proposed projects and in the evaluation of incentive compensation related to property management. Adjusted EBITDA consists of net income (loss) plus income tax (provision) benefit, interest and other expense, net, write-downs and other charges, net, preopening expenses, equity-based compensation expense, management agreement/lease termination costs, other non-recurring and non-cash costs, depreciation, amortization and development expense. The Company has historically reported this measure and management believes that the continued inclusion of Adjusted EBITDA provides the consistency in our financial reporting required by our stakeholders. In addition, management believes that our debt stakeholders use Adjusted EBITDA as an appropriate financial measure in determining the value of their investment. To evaluate Adjusted EBITDA and the trends it depicts, the components should be considered. The impact of income tax (provision) benefit, interest and other expense, net, write-downs and other charges, net, preopening expenses, equity-based compensation expense, management agreement/lease termination costs, other non-recurring and non-cash costs, depreciation, amortization and development expense, each of which can significantly affect the Company’s results of operations and liquidity and should be considered in evaluating the Company’s operating performance, cannot be determined from EBITDA. Adjusted EBITDA is used in addition to and in conjunction with GAAP measures and should not be considered as an alternative to net income (loss), or any other GAAP operating performance measure.

To compensate for the inherent limitations of the disclosure of Adjusted EBITDA, the Company provides relevant disclosure of its depreciation and amortization, interest and income taxes, capital expenditures and other items in its reconciliations to GAAP financial measures and consolidated financial statements, all of which should be considered when evaluating the Company’s performance. In addition, it should be noted that not all gaming companies that report Adjusted EBITDA or adjustments to such measures may calculate Adjusted EBITDA or such adjustments in the same manner as the Company, and therefore, the Company’s measure of Adjusted EBITDA may not be comparable to similarly titled measures used by other gaming companies. A reconciliation of Adjusted EBITDA to EBITDA to net income (loss) is included in the financial schedules accompanying this release.

Station Casinos, Inc.
Condensed Consolidated Statements of Operations
(amounts in thousands)
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2008	2007	2008	2007
Operating revenues:
Casino	$206,448	$255,641	$918,120	$1,030,964
Food and beverage	52,134	63,783	228,858	248,583
Room	22,940	27,913	105,718	112,440
Other	15,367	20,303	73,745	77,343
Management fees	16,566	18,344	72,405	87,785
Gross revenues	313,455	385,984	1,398,846	1,557,115
Promotional allowances	(23,691)	(28,451)	(100,695)	(110,120)
Net revenues	289,764	357,533	1,298,151	1,446,995

Operating costs and expenses:
Casino	84,581	101,455	361,255	391,955
Food and beverage	34,303	45,093	153,018	177,234
Room	9,343	9,641	40,029	37,651
Other	4,694	7,416	27,774	28,949
Selling, general and administrative	58,810	64,498	252,646	255,163
Corporate	9,743	299,230	38,969	340,496
Development	1,340	746	3,398	3,464
Depreciation and amortization	56,110	44,334	226,816	168,790
Preopening	2,086	1,641	10,198	7,029
Write-downs and other charges, net	3,394,816	17,398	3,396,075	15,799
Management agreement/lease termination	3,080	-	4,825	3,825
Merger transaction costs	-	143,336	-	156,500
	3,658,906	734,788	4,515,003	1,586,855

Operating loss	(3,369,142)	(377,255)	(3,216,852)	(139,860)
(Loss) earnings from joint ventures	(435)	10,291	17,020	40,122
Operating loss and (loss) earnings from joint ventures	(3,369,577)	(366,964)	(3,199,832)	(99,738)

Other expense:
Interest expense, net	(97,458)	(86,533)	(379,313)	(258,646)
Interest and other expense from joint ventures	(23,122)	(7,827)	(47,643)	(28,246)
Change in fair value of derivative instruments	(45,970)	(30,686)	(23,057)	(30,686)
Loss on early retirement of debt	-	(20,311)	-	(20,311)
	(166,550)	(145,357)	(450,013)	(337,889)

Loss before income taxes	(3,536,127)	(512,321)	(3,649,845)	(437,627)
Income tax benefit	343,336	74,933	381,345	42,071
Net loss	$(3,192,791)	$(437,388)	$(3,268,500)	$(395,556)

Station Casinos, Inc.
Summary Information and
Reconciliation of Net (Loss) Income to EBITDA to Adjusted EBITDA
(amounts in thousands, except occupancy percentage and ADR)
(unaudited)

		Three Months Ended		Year Ended
		December 31,		December 31,
		2008	2007	2008	2007
	Major Las Vegas Operations (a):
	Net revenues	$262,342	$326,302	$1,176,394	$1,309,679

	Net (loss) income	$(1,220,220)	$(1,168)	$(1,217,515)	$79,387
	Income tax (benefit) provision	(611,927)	937	(610,926)	61,212
	Interest and other expense, net	6,727	18,428	29,283	106,571
	Depreciation and amortization	27,692	33,717	120,482	152,321
	EBITDA	(1,797,728)	51,914	(1,678,676)	399,491
	Rent expense (b)	62,362	36,725	249,450	36,725
	Write-downs and other charges, net	1,816,394	55	1,816,523	75
	Equity-based compensation expense	437	542	2,308	542
	Severance expense	173	-	1,807	-
	Other non-recurring costs	-	-	946	2,329
	Management agreement/lease termination	-	-	100	3,800
	Preopening expenses	140	24	140	739
	Adjusted EBITDA	$81,778	$89,260	$392,598	$443,701

	Green Valley Ranch (50% owned):
	Net revenues	$60,313	$71,070	$244,964	$277,755

	Net (loss) income	$(23,199)	$6,976	$(23,194)	$25,403
	Interest and other expense, net	32,276	15,536	80,001	56,369
	Depreciation and amortization	6,308	6,244	25,265	23,951
	EBITDA	15,385	28,756	82,072	105,723
	Write-downs and other charges, net	(20)	(4)	(29)	(21)
	Loss on early retirement of debt	344	-	466	1,655
	Equity-based compensation expense	3	-	37	-
	Severance expense	41	-	269	-
	Other non-recurring costs	-	-	134	-
	Management agreement/lease termination	-	-	-	3,880
	Preopening expenses	-	-	-	376
	Adjusted EBITDA	$15,753	$28,752	$82,949	$111,613

	Major Las Vegas Operations including Green Valley Ranch:
	Net revenues	$322,655	$397,372	$1,421,358	$1,587,434

	Net (loss) income	$(1,243,419)	$5,808	$(1,240,709)	$104,790
	Income tax (benefit) provision	(611,927)	937	(610,926)	61,212
	Interest and other expense, net	39,003	33,964	109,284	162,940
	Depreciation and amortization	34,000	39,961	145,747	176,272
	EBITDA	(1,782,343)	80,670	(1,596,604)	505,214
	Rent expense (b)	62,362	36,725	249,450	36,725
	Write-downs and other charges, net	1,816,374	51	1,816,494	54
	Loss on early retirement of debt	344	-	466	1,655
	Equity-based compensation expense	440	542	2,345	542
	Severance expense	214	-	2,076	-
	Management agreement/lease termination	-	-	100	7,680
	Other non-recurring costs	-	-	1,080	2,329
	Preopening expenses	140	24	140	1,115
	Adjusted EBITDA	$97,531	$118,012	$475,547	$555,314

	Total Station Casinos, Inc. (c):
	Net loss	$(3,192,791)	$(437,388)	$(3,268,500)	$(395,556)
	Income tax benefit	(343,336)	(74,933)	(381,345)	(42,071)
	Interest and other expense, net	166,550	125,046	450,013	317,578
	Depreciation and amortization	56,110	44,334	226,816	168,790
	EBITDA	(3,313,467)	(342,941)	(2,973,016)	48,741
	Write-downs and other charges, net	3,394,816	17,398	3,396,075	15,799
	Loss on early retirement of debt	-	20,311	-	20,311
	Development expense	1,340	746	3,398	3,464
	(Gain) loss on asset disposals, net at joint ventures (50%)	(4)	(2)	3	(21)
	Preopening expenses	2,086	1,641	10,198	7,029
	Preopening expenses at joint ventures (50%)	4,283	270	7,289	734
	Equity-based compensation expense	3,531	287,687	10,662	287,687
	Depreciation and amortization of investments in joint ventures	305	-	2,822	-
	Severance expense	1,014	-	4,972	-
	Other non-recurring costs	632	104	2,030	3,304
	Management agreement/lease termination	3,080	-	4,825	3,825
	Management agreement/lease termination at Green Valley Ranch (50%)	-	-	-	1,940
	Merger transaction costs	-	143,336	-	156,500
	Referendum expense at Thunder Valley (24%)	-	3,192	1,560	3,192
	Adjusted EBITDA	$97,616	$131,742	$470,818	$552,505

	Occupancy percentage	83%	84%	88%	90%
	ADR	$76	$94	$85	$93

(a)	Includes the wholly-owned properties of Red Rock, Palace Station, Boulder Station, Texas Station, Sunset Station, Santa Fe Station, Fiesta Rancho and Fiesta Henderson.

(b)	Rent expense refers to intercompany rent expense paid by the CMBS properties to another consolidated entity. Because this expense is eliminated upon consolidation, it has been excluded from Adjusted EBITDA in the Major Las Vegas Operations table.

(c)	Includes the Major Las Vegas Operations, Wild Wild West, Wildfire Rancho, Wildfire Boulder, Gold Rush, Lake Mead Casino, the Company's earnings from joint ventures, management fees and corporate expense.

CONTACT:
Station Casinos, Inc., Las Vegas
Thomas M. Friel, 800-544-2411 or 702-495-4210
Executive Vice President, Chief Accounting Officer and Treasurer
Lori B. Nelson, 800-544-2411 or 702-495-4248
Director of Corporate Communications